EXHIBIT 10.6

Agreement to give directorial services

Conducted and Signed on the 26th of October, 2014

Between:

T.A.B. Anti-Bacterial Textiles Ltd.

PC 514997741

Of 19 Hagaaton st. , Naharia

(Hereinafter: "The Company")

The one party;

And:

Mr. Meir Elishkov

i.d. 014493308

of 6 Silver st., Naharia

(Hereinafter: "The Director")

The other party;

Given	that the company is interested in appointing the director for serving in the company's directorate;

And given	that the director is interested in being appointed to serve in the company's directorate as stated;

And given	that the parties are interested to put to order their rights and duties in this agreement;

Therefore it has been hereby agreed as follows:

Beginning of service:

1.	It is hereby agreed that Mr. Elishkov (hereinafter: "the director") shall serve as director in the company, starting on the 17/02/2014.

Authorities:

2.	It is hereby agreed that the director is given all the authorities that are given by law to members of the directorate, including full procuration.

Wages entitlement:

3.	It is hereby agreed that the director will be entitled to wages for his service as shall be determined from time to time by the directorate. In accordance with the directorate's decision of 20/06/2014, and as long as no other decision has been made, the director's wages will be 10,000 NIS per month plus GST, starting on 01/07/2014 and until 31/08/2014. Starting this day the director and the company hereby agree on reducing the director's wages to a total of 5,000 NIS per month plus GST.

Good faith and loyalty obligation:

4.	The director will act in good faith and loyalty to promote the company's interests.

Termination of service:

5.	Termination of service will be done according to the company's bylaws..

Changes to the agreement:

6.	This agreement is subject to change with the agreement of the parties. Also it is subject to change and/or addition with the decision of the directorate and/or general meeting, as long as the director has given his written agreement to the change as stated.

And as proof the parties have signed:

/s/ Joshua Hershcovich	/s/ Meir Elishkov

The Company (by Mr. Joshua Hershcovich)	Meir Elishkov